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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   UPROAR INC.
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             (Exact Name of Registrant as Specified in Its Charter)



                 Delaware                              13-3919458
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 (State of Incorporation or Organization)   (I.R.S. Employer Identification No.)



240 West 35th Street, 9th Floor, New York, New York                  10001
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(Address of Principal Executive Offices)                           (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-93315.


         Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                  Name of Each Exchange on Which
  to be Registered                   Each Class is to be Registered
  ----------------                   ------------------------------
                              None.



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         Securities to be registered pursuant to Section 12(g) of the Act:

     Title of Each Class                       Name of Each Exchange on Which
       to be Registered                        Each Class is to be Registered
       ----------------                        ------------------------------
Common Stock, $0.01 par value                      NASDAQ National Market





Item 1.    Description of Registrant's Securities to be Registered.

           For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-93315 (the "Form S-1"), as filed with the Securities and Exchange Commission on December 21, 1999, as amended, which information is hereby incorporated by reference.

Item 2.    Exhibits.

           The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated herein by reference.

  Exhibit No.           Description
  -----------           ------------
       3.1              Certificate of incorporation for Uproar Inc.
       3.2              Bylaws for Uproar Inc.
       3.3              Certificate of incorporation for Uproar Ltd.
       3.4              Memorandum of association for Uproar Ltd.
       3.5              Bye-laws of Uproar Ltd.
       3.6              Certificate of Domestication of Uproar Ltd.
       3.7              Certificate of Ownership and Merger of Uproar Inc.
                        with and into Uproar (DE) Inc.
       4.1              Specimen Stock Certificate.
       4.2              See Exhibits 3.1 and 3.2 for provisions of the
                        certificate of incorporation and bylaws
                        defining the rights of holders of common stock.
      10.1              1999 Stock Option Plan.
     10.10              Stock Incentive Plan.
     10.15              Registration Rights Agreement dated February 2,
                        2000, by and between the Registrant and Trans
                        Cosmos USA, Inc.


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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                              UPROAR, INC.
                                                              (Registrant)


Dated:     March 16, 2000                By: /s/ Kenneth D. Cron
                                           -------------------------------------
                                           Kenneth D. Cron
                                           Chairman and Chief Executive Officer